As filed with the Securities and Exchange Commission on March 6, 2013
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3993 West Sam Houston Parkway North, Suite 100 Houston, Texas 77043-1211
(Address of principal executive offices)
Amended and Restated Tesco Corporation 2005 Incentive Plan
(Full title of the plan)
Julio M. Quintana
President and Chief Executive Officer
Tesco Corporation
3993 West Sam Houston Parkway North, Suite 100
Houston, Texas 77043-1211
(713) 359-7000
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
Copies to:
Dean Ferris
Sr. Vice President, General Counsel and Corporate Secretary
Tesco Corporation
3993 West Sam Houston Parkway North, Suite 100
Houston, Texas 77043-1211
(713) 359-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.
Large accelerated filer ☐                            Accelerated filer          ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)        Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, no par value (2)(3)	726,981	12.43 (4)	$9,036,379	$1,232.56
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant's common stock that become available under the Amended and Restated Tesco Corporation 2005 Incentive Plan (the “Plan”) because of events such as recapitalizations, stock dividends, stock splits or similar transactions effected without the receipt of consideration that increases the number of outstanding shares.

(2)	Represents shares issuable upon exercise of awards to be granted under the Plan.

(3)	Includes the rights attached to each common share pursuant to the Amended and Restated Shareholder Rights Plan Agreement dated as of May 4, 2011.

(4)
Calculated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices per share of the common stock of the registrant as reported by The Nasdaq Global Market on February 26, 2013.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 726,981 shares of Tesco Corporation's (the “Company”) common shares to be issued pursuant to the Amended and Restated Tesco Corporation 2005 Incentive Plan (the “Plan”). The contents of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2006 (File No. 333-139610) relating to the Plan (the “Filed Form S-8”), including periodic filings updating or amending the contents of the Filed Form S-8, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.
Exhibit
Number        Description

4.1	Restated Articles of Amalgamation of Tesco Corporation, dated May 29, 2007 (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on June 1, 2007).

4.2	Amended and Restated Bylaws of Tesco Corporation (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on May 22, 2007).

4.3
Form of Common Share Certificate for Tesco Corporation (incorporated by reference to Exhibit 4.3 of the Company's Post-Effective Amendment No. 4.1 to Tesco Corporation's Quarterly Report on Form 10-Q filed on November 8, 2011.

4.4
Amended and Restated Shareholder Rights Plan Agreement, dated as of May 4, 2011, between the Company and Computershare Trust Company of Canada, which includes the Form of Rights Certificate as Exhibit A thereto (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on June 10, 2011).

5.1*         Opinion of Bennett Jones LLP with respect to legality of the securities.

23.1*	Consent of PricewaterhouseCoopers LLP.
23.2         Consent of Bennett Jones LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Amended and Restated 2005 Tesco Corporation Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on May 22, 2007).

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 6, 2013.
TESCO CORPORATION
By:      /s/ Julio M. Quintana
Julio M. Quintana, President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints, Julio M. Quintana and Dean Ferris, and each or any of them, his or her true and lawful attorney-in-fact and agent, each with the power of substitution and resubstitution, for him or her in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on March 6, 2012 in the capacities indicated.

Signature	Title
/s/ Julio M. Quintana Julio M. Quintana	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ Robert L. Kayl Robert L. Kayl	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Norman W. Robertson Norman W. Robertson	Chairman of the Board
/s/ John U. Clarke John U. Clarke	Director
/s/ Fred J. Dyment Fred J. Dyment	Director
/s/ Gary L. Kott Gary L. Kott	Director
/s/ R. Vance Milligan R. Vance Milligan	Director
/s/ John T. Reynolds John T. Reynolds	Director
/s/ Michael W. Sutherlin Michael W. Sutherlin	Director
/s/ Clifton T. Weatherford Clifton T. Weatherford	Director

EXHIBIT INDEX
Exhibit
Number        Description

4.1	Restated Articles of Amalgamation of Tesco Corporation, dated May 29, 2007 (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on June 1, 2007).

4.2	Amended and Restated Bylaws of Tesco Corporation (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on May 22, 2007).

4.3
Form of Common Share Certificate for Tesco Corporation (incorporated by reference to Exhibit 4.3 of the Company's Post-Effective Amendment No. 4.1 to Tesco Corporation's Quarterly Report on Form 10-Q filed on November 8, 2011.

4.4
Amended and Restated Shareholder Rights Plan Agreement, dated as of May 4, 2011, between the Company and Computershare Trust Company of Canada, which includes the Form of Rights Certificate as Exhibit A thereto (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on June 10, 2011).

5.1*         Opinion of Bennett Jones LLP with respect to legality of the securities.

23.1*	Consent of PricewaterhouseCoopers LLP.
23.2         Consent of Bennett Jones LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Amended and Restated 2005 Tesco Corporation Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on May 22, 2007).

* Filed herewith.